THIS PROMISSORY  NOTE HAS NOT BEEN REGISTERED  UNDER THE SECURITIES ACT OF 1933,
AS AMENDED.  NO SALE OR DISPOSITION  MAY BE EFFECTED  EXCEPT IN COMPLIANCE  WITH
RULE 144 UNDER SAID ACT OR AN EFFECTIVE  REGISTRATION  STATEMENT RELATED THERETO
OR AN OPINION OF COUNSEL FOR THE HOLDER,  SATISFACTORY TO THE COMPANY, THAT SUCH
REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM
THE SECURITIES AND EXCHANGE COMMISSION.

                           CONVERTIBLE PROMISSORY NOTE

$1,215,000                                                      March 31, 2000
                                                              Denver, Colorado

     For value received IDIAL NETWORKS,  INC., a Nevada corporation  ("Payor" or the  "Company")  promises  to pay to Mark Wood,  or its assigns  ("Holder")  the principal sum of up to $1,215,000  with  interest on the  outstanding  principal amount at the rate of 7% per annum, compounded monthly.  Interest shall commence with  the date  the  monies  are  extended  hereof  and  shall  continue  on the outstanding  principal until paid in full.  Principal and accrued interest shall be due as of December 31, 2002 (each, the "Maturity Date").

1.   All  payments of interest  and  principal  shall be in lawful  money of the
     United  States of America.  All payments  shall be applied first to accrued interest and thereafter to principal.

2.   The Holder has the right to convert the outstanding principal plus interest into common stock at a 20% discount of the current market price at the time of conversion.

3.   If there  shall be any  Event of  Default  hereunder,  Payor  shall pay all reasonable  attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note, and this Note shall  accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

     (a)  Payor fails to pay (i) timely the principal amount due under this Note on the date the  same  becomes  due and  payable  or (ii) any  accrued interest  or other  amounts  due  under  this  Note  within  three (3)
          business days following the date the same becomes due and payable;

     (b)  Payor files any  petition or action for relief  under any  bankruptcy, reorganization,  insolvency or moratorium law or any other law for the relief of, or relating to,  debtors,  now or  hereafter in effect,  or makes  any  assignment  for the  benefit  of  creditors  or takes  any corporate action in furtherance of any of the foregoing; or

     (c)  An  involuntary  petition is filed against Payor (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other  similar  official) is appointed  to take  possession,  custody or control of any property of
          Payor; or

     (d)  The Payor shall after any  required  notice  thereunder  and after the expiration of applicable grace periods (i) default in the repayment of any  principal of or the payment of any interest on any  indebtedness, or (ii)  breach or violate  any term or  provision  of any  promissory note,  loan agreement,  mortgage,  indenture or other evidence of such
          indebtedness,   if  the  effect  of  such  breach  is  to  permit  the
          acceleration of such indebtedness.

4.   Payor hereby  waives  demand,  notice,  presentment,  protest and notice of dishonor.

5.   The terms of this Note shall be  construed in  accordance  with the laws of the State of New York,  as applied to  contracts  entered  into by New York residents within the State of New York, which contracts are to be performed entirely within the State of New York.

6.   Any term of this Note may be amended or waived with the written  consent of
     Payor and Holder.

                                    IDIAL NETWORKS, INC.

                                    By:
                                        --------------------------------------
                                    Name:

                                    Title: